United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 11, 2010

OXiGENE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21990	13-3679168
(State or other	(Commission File	(I.R.S. Employer
jurisdiction of	Number)	Identification No.)
incorporation)

701 Gateway Boulevard, Suite 210, South San Francisco, CA 94080
(Address of principal executive offices)

Registrant's telephone number, including area code: (650) 635-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[_]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                 On Thursday, March 11, 2010, Arthur B. Laffer, Ph.D. notified the Company that he was resigning from the Company’s Board of Directors, effective immediately.  Therefore, he is no longer the Chair of the Audit Committee, the Chair of the Compensation Committee or a member of the Nominating and Governance Committee.  Dr. Laffer did not communicate any disputes regarding the Company’s operations, policies or practices to the Company in connection with this resignation, nor is the Company aware of any.  The Board is assessing the chairmanships of the affected committees.  Should these committees meet before a permanent chair is appointed, the Chairman of the Board of Directors will determine the acting chairmanships as appropriate. Other committee assignments will be announced in a subsequent filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXiGENE, Inc.

Date: March 12, 2010                                                                                     /s/ James B. Murphy
By: James B. Murphy
Its: Vice President and Chief
Financial Officer